REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 31 day of July, 2009, by and between VCG Real Estate Holdings, Inc., a Colorado corporation (“Seller”), and Black Canyon Highway LLC, a Texas limited liability company (“Purchaser”). Seller and Purchaser may sometimes be referred to herein individually as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS. Seller is the owner of fee simple title to the real property located at 1902 North Black Canyon Highway, Phoenix, Arizona, legally described on Exhibit A, attached hereto (the “Property”). As used herein, the term “Property” also includes all land, improvements and fixtures situated thereon, and all easements and other appurtenances in favor of or benefiting any part thereof. Purchaser desires to purchase and Seller is willing to sell the Property, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used herein shall have the meanings specified herein.

2. Purchase and Sale. Subject to the provisions of this Agreement, at the Closing, and in exchange for the Purchase Price, Purchaser shall purchase and Seller shall sell, transfer and convey to Purchaser, all of Seller’s entire right, title and interest in and to the Property.

3. Purchase Price; Payment and Financing. The total consideration to be paid to Seller by Purchaser at the Closing for the Property (the “Purchase Price”) shall consist of and be paid as follows:

(a) Purchaser shall deposit with Stewart Title (the “Escrow Agent”) the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash, or by wire transfer of immediately available funds (the “Closing Payment”) and the Escrow Agent shall remit the Closing Payment to Seller.

(b) Purchaser shall execute and deliver to Seller’s parent corporation, VCG Holding Corp., a Colorado corporation, a Secured Promissory Note in the amount of Three Hundred Twenty-Two Thousand Nine Hundred Sixty-Three and 16/100 Dollars ($322,963.16) in the form attached hereto as Exhibit B (the “$300,000 Note”).

(c) Purchaser shall assume all of Seller’s rights, obligations and responsibilities existing as of the Closing Date in, to and under the Secured Promissory Note, dated May 1, 2003, in the original principal amount of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) (the “Sacred Ground Note”) issued by Seller to Sacred Ground Resources, LLC, an Arizona limited liability company (“Sacred Ground”), and agrees to be bound by all the terms and conditions of the Sacred Ground Note and that Purchaser shall be considered “Maker” under the Sacred Ground Note. Purchaser agrees to indemnify and hold Seller harmless from any obligations on the part of Purchaser arising from and after the Closing and from all liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with the Sacred Ground Note.

4. Title Insurance. Seller has delivered to Purchaser a current commitment for title insurance (on an ALTA form), issued by the Escrow Agent which shows marketable fee simple title to the Property in Seller. Any exceptions or other matters listed on the title commitment to which Purchaser has not objected to in writing to Seller on or before the Closing shall be deemed “Permitted Exceptions.” Additionally, Purchaser agrees that that certain Deed of Trust, Assignment of Rents and Security Agreement made May 1, 2003 by and among the Company, as trustor, Transnation Title Insurance Company, as trustee, and Sacred Ground Resources, L.L.C., as beneficiary, shall be considered a Permitted Exception.

5. Entry Prior to Closing. Purchaser and its employees, agents, and consultants will have the right, upon prior notice to Seller, to enter upon the Property at reasonable times prior to Closing to inspect, examine, survey, perform physical and environmental non-invasive tests, and otherwise do whatever Purchaser deems necessary or appropriate to investigate any matter which Purchaser deems appropriate in order to evaluate the Property. Purchaser agrees that Purchaser and its agents and consultants will not disrupt or interfere with Seller’s operations during Purchaser’s inspection of the Property. All physical inspections of and/or on site visits to the Property must be scheduled through Seller. Seller shall reasonably cooperate with Purchaser in conducting the foregoing activities. Purchaser shall not cause or permit any mechanic’s liens, materialmen’s liens, or other liens to be filed against the Property as a result of the inspections. Purchaser shall promptly repair and restore any damage to the Property caused by entry upon the Property by Purchaser. Purchaser shall indemnify, defend, and hold harmless Seller and Seller’s officers, directors, shareholders, customers, invitees, members, partners, tenants, agents, and employees (collectively, the “Indemnified Parties”), from and against any and all actions, losses, costs, damages, claims, liabilities, and expenses (including court costs and reasonable attorneys’ fees) brought, sought, or incurred by or against any of the Indemnified Parties resulting from, arising out of, or relating to, entry upon the Property Purchaser caused by the gross negligent or intentional misconduct of Purchaser or its agents. Anything to the contrary recited herein, the foregoing indemnification and repair and restoration obligations shall expressly survive the Closing.

6. Conditions to Obligation of Purchaser. Purchaser’s obligations to purchase the Property and to pay the Purchase Price are subject to the following conditions precedent having been fully satisfied or waived by Purchaser at or prior to the Closing:

(a) The representations and warranties of Seller contained in this Agreement must have been true, accurate and correct on the date of this Agreement and must be true, accurate and correct in all material respects on the date of Closing;

(b) The Lease, dated as of January 15, 2007, by and between Seller and Epicurean Enterprises, L.L.C., an Arizona limited liability company (“Epicurean”) shall have been terminated;

(c) Epicurean shall have transferred to JGC Phoenix LLC, a Texas limited liability company and affiliate of Purchaser (“JGC”), the Arizona Series 6 Liquor License # 06070572 currently registered in Epicurean’s name (the “Liquor License”) and shall have executed and delivered to Seller, Purchaser or JGC, as the case may be, such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as is reasonably requested by such party or its counsel in order to vest in JGC all right, title and interest of Epicurean in and to the Liquor License, including, but not limited to a bill of sale and Sections 5 and 11 of the application to transfer the Liquor License from Epicurean to JGC.

(d) Seller shall have executed and delivered to Purchaser the deliverables set forth in Section 11(a);

(e) Seller shall have paid all real property taxes assessed against the Property for 2008;

(f) Seller shall have paid Seven Hundred Eighty-Four and 84/100 Dollars ($784.84) in satisfaction of unpaid business personal property taxes under Parcel No. 949-83-271-6 for 2007;

(g) Seller shall give Purchaser a credit at Closing in the amount of One Thousand Dollars ($1,000.00) in full satisfaction of any unpaid business personal property taxes assessed or to be assessed on Epicurean for 2008 that has, will or may attach to the Property, regardless of the amount assessed or to be assessed (the “2008 BPP Taxes”). Purchaser agrees that Seller shall have no further obligations to Purchaser with respect to the 2008 BPP Taxes and Purchaser hereby releases Seller from any obligations or liabilities with respect to the 2008 BPP Taxes;

(h) Seller shall have made a payment in the aggregate amount of Twenty-Two Thousand Nine Hundred Sixty-Three and 16/100 Dollars ($22,963.16) to Sacred Ground in satisfaction of the payment due August 1, 2009 under the Sacred Ground Note; and

(i) Seller shall have performed and complied with all agreements, covenants, acts, undertakings and conditions required by this Agreement prior to or at the Closing.

7. Conditions to Obligation of Seller. Seller’s obligations to sell the Property are subject to the following conditions precedent having been fully satisfied or waived by Seller at or prior to the Closing:

(a) The representations and warranties of Purchaser contained in this Agreement must have been true, accurate and correct on the date of this Agreement and must be true, accurate and correct in all material respects on the date of Closing;

(b) Purchaser shall have performed and complied with all agreements, covenants, acts, undertakings and conditions required by this Agreement prior to or at the Closing;

(c) Purchaser shall have executed and delivered to Seller the deliverables set forth in Section 11(b); and

(d) Seller shall have received written consent to the assignment and assumption of the Sacred Ground Note from Seller to Purchaser from Sacred Ground Resources, LLC, in form and substance satisfactory to Seller.

8. Representations and Warranties. (a) Seller represents and warrants to Purchaser the following:

(i) Other than the Permitted Exceptions, Seller has valid fee simple title to the Property;

(ii) Seller is a corporation, duly organized and validly existing under the laws of the State of Colorado;

(iii) Seller has the power and authority to enter into this Agreement and the documents contemplated by Section 11(a), and to consummate the transactions contemplated hereby. The parties signing this Agreement and the documents contemplated by Section 11(a) on behalf of Seller have the full legal power, authority and right to execute and deliver this Agreement and the documents contemplated by Section 11(a). This Agreement and the documents contemplated by Section 11(a) constitute valid and legally binding agreements enforceable against Seller in accordance with their terms;

(iv) The Property is not within 1,000 feet of another adult use.

(v) To Seller’s Knowledge, the Property is free of any hazardous or toxic materials or contaminants that would reasonably be expected to impair the value of the Property in Purchaser’s hands and subject Bryan Foster or Purchaser to a legal obligation to cleanse, treat or detoxify any portion of the Property prior to resale and Seller has not received any written notice from a governmental entity regarding environmental claims with respect to the Property. For purposes of this Agreement, “Seller’s Knowledge” means the actual knowledge of Troy Lowrie without any obligation on his party to conduct any due diligence or inquiry.

(vi) The Property is located in an “A-1” zoned district in Phoenix, Arizona and, to Troy Lowrie’s actual Knowledge, Epicurean has used the Property since November 2, 1998 as a “bar” and “adult live entertainment establishment” as those words within quotation marks are defined by the Phoenix Zoning Ordinances.

(vii) There are no actions pending or, to Troy Lowrie’s actual knowledge, threatened, against Seller that have resulted or could reasonably be expected to result in a material adverse effect on the Property, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

All of the representations and warranties contained in this Paragraph 8(a) shall be true and correct as of the Closing, and shall survive the Closing for a period of six (6) months.

(b) Purchaser represents and warrants to Seller the following:

(i) Purchaser is a limited liability company, duly organized and validly existing under and pursuant to the laws of the State of Texas; and

(ii) Purchaser has all requisite power and authority to enter into this Agreement and the documents contemplated by Section 11(b)(ii)-(vi), and to consummate the transactions contemplated hereby and to fulfill its obligations under this Agreement and the documents contemplated by Section 11(b)(ii)-(vi). The parties signing this Agreement and the documents contemplated by Section 11(b)(ii)-(vi) on behalf of Purchaser have the full legal power, authority and right to execute and deliver this Agreement. This Agreement and the documents contemplated by Section 11(b)(ii)-(vi) constitute valid and legally binding agreements enforceable against Purchaser in accordance with their terms.

All of the representations and warranties contained in this Paragraph 8(b) shall be true and correct as of the Closing, and shall survive the Closing for a period of six (6) months.

(c) No Warranties. THE PROPERTY IS BEING PURCHASED AND SOLD “AS IS”, “WHERE IS” AND WITH “ALL FAULTS”, INCLUDING WITHOUT LIMITATIONS, ALL MATTERS DISCLOSED, DISCOVERED OR DISCOVERABLE BY PURCHASER AND ANY LATENT DEFECTS AND OTHER MATTERS NOT DETECTED IN PURCHASER’S INSPECTIONS. EXCEPT TO THE EXTENT SET FORTH IN SECTION 8(a) HEREOF, PURCHASER SPECIFICALLY ACKNOWLEDGES AND CONFIRMS THAT SELLER HAS NOT MADE AND SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN AS TO, CONCERNING, OR WITH RESPECT TO THE PROPERTY. THE PURCHASE PRICE AND THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM’S-LENGTH BARGAINING BETWEEN PARTIES FAMILIAR WITH TRANSACTIONS OF THIS KIND AND NATURE, AND THE AGREED UPON PURCHASE PRICE, AND THE TERMS AND CONDITIONS SET FORTH HEREIN REFLECT THE FACT THAT PURCHASER SHALL HAVE THE BENEFIT OF, AND IS RELYING UPON, NO STATEMENTS, REPRESENTATIONS OR WARRANTIES WHATSOEVER, MADE BY OR ENFORCEABLE AGAINST SELLER RELATING TO THE CONDITION, DIMENSIONS, SOIL CONDITION, SUITABILITY, COMPLIANCE OR LACK OF COMPLIANCE WITH ANY STATE, FEDERAL, COUNTY OR LOCAL LAW, ORDINANCE, ORDER, PERMIT OR REGULATION, FINANCIAL PROJECTIONS, OR ANY OTHER ATTRIBUTE OR MATTER OF OR RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (I) THE EXISTENCE OF SOIL INSTABILITY; (II) THE SUFFICIENCY OF ANY DRAINAGE; (III) WHETHER THE PROPERTY IS LOCATED WHOLLY OR PARTIALLY IN A FLOOD PLAIN OR A FLOOD HAZARD BOUNDARY OR SIMILAR AREA; (IV) THE EXISTENCE OR NON-EXISTENCE OF TOXIC OR HAZARDOUS WASTES OR MATERIALS IN, ON OR ABOUT THE PROPERTY; (V) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY; (VI) THE FITNESS OR SUITABILITY OF THE PROPERTY FOR PURCHASER’S INTENDED USE; (VII) THE POTENTIAL DEVELOPMENT OF THE PROPERTY; (VIII) THE EXISTENCE OF VESTED RIGHTS, LAND USE, DENSITY, TRANSPORTATION MITIGATION CREDITS, UNIT OR DENSITY TRANSFERABILITY RIGHTS, ZONING, BUILDING OR DEVELOPMENT ENTITLEMENTS AFFECTING THE PROPERTY; (IX) THE VALUE OF THE PROPERTY; (X) THE MARKETABILITY, MERCHANTABILITY, HABITABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (XI) THE INCOME TO BE DERIVED FROM THE PROPERTY AND THE EXPENSES TO BE INCURRED INCIDENT THERETO; (XII) THE ACCURACY OR COMPLETENESS OF THE INFORMATION OR DOCUMENTS PREVIOUSLY FURNISHED TO PURCHASER OR FURNISHED TO PURCHASER PURSUANT TO THIS CONTRACT; (XIII) THE AVAILABILITY OR ADEQUACY OF ANY UTILITY SERVICE TO THE PROPERTY; (XIV) THE STRUCTURAL INTEGRITY OF ANY IMPROVEMENTS; AND (XV) THE CONFORMITY OF IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS. PURCHASER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY. IF SELLER OBTAINS OR HAS OBTAINED THE SERVICES, OPINIONS OR WORK PRODUCT OF SURVEYORS, ARCHITECTS, ENGINEERS, CONSULTANTS, ATTORNEYS, EXPERTS, GOVERNMENTAL AUTHORITIES OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE PROPERTY, PURCHASER AND SELLER AGREE THAT SELLER SHALL DO SO ONLY FOR THE CONVENIENCE OF BOTH PARTIES, AND THE RELIANCE BY PURCHASER UPON ANY SUCH SERVICES, OPINIONS OR WORK PRODUCT SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF SELLER. THIS SECTION 8(c) SHALL SURVIVE CLOSING.

9. Escrow Agent Covenant. Seller and Purchaser each hereby covenants and agrees with the other to execute such documents and instruments as reasonably requested by the Escrow Agent sufficient for the Escrow Agent to issue the Title Policy.

10. Closing. Provided that all conditions of the Parties respective obligations hereunder have been satisfied, the closing of the purchase and sale of the Property (the “Closing”) shall take place simultaneous with execution of this Agreement (the “Closing Date”), at such place as mutually agreed upon by the Parties. In the event that the Closing has not occurred on or before August 7, 2009, or such later date mutually agreed upon by the Parties, the Parties agree that the Escrow Agent shall return all documents and money to the respective Parties pursuant to the terms of the closing instructions for the Closing.

11. Deliveries at Closing. At the Closing:

(a) Seller shall execute, acknowledge and/or deliver to the Escrow Agent and/or Purchaser, at Seller’s cost and expense:

(i) Seller’s executed Special Warranty Deed (“Deed”), conveying the Property to Purchaser, duly acknowledged and in form for recording, which Deed shall convey to Purchaser, title to the Property;

(ii) An affidavit, under penalty of perjury, stating that Seller is not a “foreign person” as defined in Section 1445 of the of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and stating Seller’s United States Taxpayer Identification Number;

(iii) The Indemnification and Offset Agreement in the form attached hereto as Exhibit C;

(iv) The Assumption, Consent and Loan Modification Agreement in the form attached hereto as Exhibit D; and

(v) Such documents or instruments required to transfer and assign to Purchaser all of Seller’s right, title and interest in and to the Property otherwise reasonably necessary to be executed or delivered for consummation of the transactions contemplated hereby or to satisfy Seller’s obligations hereunder.

(b) Purchaser shall execute, acknowledge and/or deliver to the Escrow Agent, at Purchaser’s cost and expense:

(i) The Closing Payment in immediately available funds;

(ii) The $300,000 Note in the form attached hereto as Exhibit B;

(iii) The Assumption, Consent and Loan Modification Agreement in the form attached hereto as Exhibit D;

(iv) The Deed of Trust in the form attached hereto as Exhibit E (the “Deed of Trust”);

(v) The Security Agreement in the form attached hereto as Exhibit F (the “Security Agreement”);

(vi) The Guaranty from Brian S. Foster and Buyer in the form attached hereto as Exhibit G;

(vii) The Pledge Agreement from Brian S. Foster in the form attached hereto as Exhibit H; and

(ix) Any other documents or instruments required to be executed pursuant to this Agreement, or otherwise reasonably necessary to be executed or delivered for consummation of the transactions contemplated hereby;

12. Possession. Purchaser shall be entitled to exclusive possession of the Property at the Closing.

13. Costs and Expenses. Seller agrees to pay one-half of the escrow fee and the cost of an ALTA standard coverage owner’s policy of title insurance, on the standard form in an insured amount equal to the Purchase Price (the “Title Policy”). Purchase agrees to pay the cost of any endorsements to the Title Policy requested by Purchaser. Each Party agrees to pay its own attorneys’ fees.

14. Prorations. Real estate taxes on the Property for the year of the Closing shall be prorated through the date of Closing. If such taxes are not known at Closing, then the parties agree to prorate real estate taxes for the year of Closing based on the 2008 real estate tax amount.

15. Taxes. The amount of any real estate conveyance tax, excise tax, or other similar fees or taxes (other than normal recording fees) which may become payable in connection with the sale of the Property or the recording of the Deed either shall be paid by Purchaser.

16. Risk of Loss. Risk of loss with respect to the Property shall be on Seller until the Closing. In the event of any damage to or destruction to the Property prior to the Closing, Purchaser, at its exclusive election, exercisable in its absolute discretion either (a) may complete the purchase of the Property in its existing condition and receive from Seller at the Closing any insurance proceeds relating to such damage or destruction which have been received by Seller and not expended to repair or restore the Property (or an assignment of the right to receive such proceeds from the insurance company if they have not yet been paid), or (b) may elect not to execute this Agreement.

17. Remedies. In the event Seller shall be deemed to be in default hereunder, Purchaser may seek enforcement of specific performance of this Agreement. Provided, however, that Purchaser’s ability to pursue an action for specific performance for Seller’s failure to complete the Closing shall be conditioned upon Purchaser’s filing in court a lawsuit for specific performance, which suit and notice of filing must be filed and served on Seller no later than sixty (60) days after the Closing Date or the right to seek specific performance shall be waived by Purchaser.

18. Condemnation. In the event that any action is initiated prior to the Closing by any governmental entity to acquire all or a substantial portion of the Property by condemnation or eminent domain proceedings, then Purchaser at its exclusive election may elect to not execute this Agreement by giving written notice of the exercise of such election to Seller within twenty (20) days after Seller furnishes written notice of the commencement of such condemnation or eminent domain proceedings to Purchaser or, if no such notice is furnished by Seller, at any time prior to the Closing. For purposes of this Section 18, “a substantial portion of the Property” shall mean such portion of the Property whose taking would make the remaining portion of the Property unsuitable or uneconomical in Purchaser’s reasonable business judgment for its intended use for the Property. In the event that such condemnation or eminent domain proceedings involve the taking of less than a substantial portion of the Property, then Purchaser shall have no right to terminate this Agreement, but at the Closing, Seller shall pay over or assign to Purchaser the proceeds of any award made to or received by, or which may be made to or received by, Seller in such condemnation or eminent domain proceedings and all of Seller’s rights thereto. Under no circumstances shall Seller have the right to terminate this Agreement as a result of anything contained in this Section 18.

19. Multiple Copies. The Parties may execute multiple copies of this Agreement, each of which shall be an original for all purposes.

20. Binding Agreement. This Agreement shall run with the land which is the subject of this Agreement and shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

21. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, two (2) days after the date of deposit in the United States mails, addressed as follows:

If to Seller:	VCG Real Estate Holdings, Inc. 390 Union Boulevard, Suite 540 Lakewood, Colorado 80228 Attention: Courtney Cowgill Facsimile: (303) 922-0746
with a copy to:	Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 20202 Facsimile: (303) 223-1111
if to Purchaser:	Black Canyon Highway LLC 2696 Botticelli Drive Henderson, Nevada 98052 Attention: Bryan Foster Facsimile: (702) 614-9595
with a copy to:	Quilling, Selander, Cummiskey & Lownds, P.C. 2001 Bryan Street, Suite 1800 Dallas, Texas 75201 Attention: Arthur Selander Facsimile: (214) 871-2111
with a copy to:	David Macko

P.O. Box 77141
Fort Worth, Texas 76177
Facsimile: (866) 557-3544

Any Party may change its address for purposes of this Section 21 by giving notice to the other Party, as provided in this Section 21.

22. Brokerage. Neither Party has engaged or contracted with any broker or salesman in connection with this Agreement or the Property. The Parties each respectively agree to indemnify the other against and hold the other harmless from any claim made by any person or entity claiming to have been employed by it, as a broker, finder, or agent in connection with the transactions contemplated by this Agreement.

23. Assignment. Purchaser shall have the right to assign this entire Agreement and all of Purchaser’s rights hereunder to an affiliate of Purchaser. Any such assignment will not relieve Purchaser of its obligations under this Agreement.

24. No Third Party Beneficiaries. No party other than the Parties shall have or acquire any rights to the Property or to this Agreement or any provision hereof by virtue of the Parties’ entering into this Agreement.

25. Consents and Approvals. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed, conditioned or withheld.

26. Attorney’s Fees. In any action between the Parties seeking enforcement of any of the terms and provisions of this Agreement, or in connection with the Property, the prevailing Party in those actions shall be awarded, in addition to costs, damages, injunctive or other relief, its actual costs and expenses incurred in that action including, but not limited to, its reasonable attorneys’ fees.

27. Governing Law. This Agreement shall be governed by the laws of the State of Colorado (without reference to conflict of laws principles).

28. Section Headings. The section headings in this Agreement are solely for convenient reference and shall not be considered in the interpretation or application of this Agreement.

29. Time of the Essence. Time is of the essence of this Agreement.

30. Number and Gender. Where the context requires, all singular words in this Agreement shall be construed to include their plural and all words of neuter gender shall be construed to include the masculine and feminine forms of such words.

31. Entire Agreement. This Agreement contains the entire agreement between Seller and Purchaser with respect to the subject matter of this Agreement; and there are no agreements, promises, assurances, representations, warranties, undertakings, or understandings, either written or oral, between the Parties concerning the purchase and sale of the Property other than those set forth in this Agreement, the Deed and the Note. No amendment of this Agreement shall be effective or binding unless it is in writing and has been signed by each of the Parties.

32. Incorporation of Exhibits. This Agreement shall be deemed to have incorporated by reference all Exhibits referred to herein to the same extent as if such Exhibits were fully set forth herein. Each reference to “this Agreement” shall be construed to include each such Exhibit.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties or their duly authorized representatives have executed this Agreement, all as of the date first above written.

VCG Real Estate Holdings, Inc.,
a Colorado corporation

By: /s/ Troy Lowrie
Name: Troy Lowrie
Title: Chief Executive Officer

Black Canyon Highway LLC,

a Texas limited liability company

By: /s/ Bryan S. Foster
Name: Bryan S. Foster
Title: Manager

EXHIBIT A

PROPERTY DESCRIPTION

Parcel No. 1:

A portion of Tract 25 in Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, as shown on State Plat No. 3, Maricopa County, State of Arizona, as recorded in Book 8 of Maps, page 31, records of said county, described as follows:

Commencing at a point on the Westerly line of the Phoenix Rock Springs Highway that is North 20 degrees 51 minutes 37 seconds West (recorded North 20 degrees 51 minutes 05 seconds West), along said Westerly line, 780.29 feet from its intersection with the South line of said Section 36;

Thence along a curve concave to the Northwest, from an initial tangent bearing South 20 degrees 51 minutes 37 seconds East, with a radius of 20.00 feet, through a central angle of 111 degrees 15 minutes 02 seconds, a distance of 38.83 feet;

Thence North 89 degrees 36 minutes 35 seconds West, 442.10 feet to a point on the West line of that certain parcel of land conveyed to Phoenix Title and Trust Company by Deed recorded September 11, 1959, in Docket 2990, page 516, records of said county;

Thence North 0 degrees 38 minutes 20 seconds East along said West line of Phoenix Title and Trust Company parcel 280.00 feet to the True Point of Beginning;

Thence South 89 degrees 36 minutes 35 seconds East, 361.24 feet to the said Westerly line of the Phoenix Rock Springs Highway;

Thence North 20 degrees 51 minutes 37 seconds West along said Westerly line of said highway, 359.88 feet to the North line of said Tract 25;

Thence North 89 degrees 42 minutes 30 seconds West along said North line of Tract 25, a distance of 229.36 feet to the Northwest corner of said Tract 25, said Northwest corner also being the Northwest corner of said parcel of land conveyed to Phoenix Title and Trust Company;

Thence South 0 degrees 20 minutes West along the said West line of Phoenix Title and Trust Company parcel 335.02 feet to the True Point of Beginning;

Except the North 218 feet measured along the West line of the above parcel, the South line of said North 218 feet shall be parallel with the North line of said Tract 25.

Parcel No. 2:

A portion of Tract 25 in Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, as shown on State Plat No. 3, Maricopa County, State of Arizona, as recorded in Book 8 of Maps, page 31, records of said county, described as follows:

Beginning at a point on the Westerly line of the Phoenix Rock Springs Highway that is North 20 degrees 51 minutes 37 seconds West (recorded North 20 degrees 51 minutes 05 seconds West) along said Westerly line, 780.29 feet from its intersection with the South line of said Section 36;

Thence along a curve concave to the Northwest, from an initial tangent bearing South 20 degrees 51 minutes 37 seconds East, with a radius of 20.00 feet, through a central angle of 111 degrees 15 minutes 02 seconds, a distance of 38.83 feet;

Thence North 89 degrees 36 minutes 35 seconds West, 442.10 feet to a point on the West line of that certain parcel of land conveyed to Phoenix Title and Trust Company, a corporation, as Trustee, by Deed recorded in Docket 2990, page 516;

Thence North 0 degrees 38 minutes 20 seconds East along said West line of Phoenix Title and Trust Company parcel 280.00 feet;

Thence South 89 degrees 36 minutes 35 seconds East, 361.24 feet to the said Westerly line of the Phoenix Rock Springs Highway;

Thence South 20 degrees 51 minutes 37 seconds East along said Westerly line of said highway, 271.18 feet to the Point of Beginning.

Parcel No. 3:

That part of Tract 25 of Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, as shown on State Plat No. 3, recorded in Book 8 of Maps, page 31, Maricopa County, Arizona, described as follows:

From the Southwest corner of the Southeast quarter of the Southwest quarter of said Section 36 run thence North 00 degrees 02 minutes 40 seconds East along the West line of said Tract 25 a distance of 340.00 feet to the Northwest corner of that certain tract of land conveyed to Charles Jones, et ux, by Deed recorded in Docket 4117, page 309, Maricopa County records and the Point of Beginning of the tract of land herein described;

Thence continuing North 00 degrees 02 minutes 40 seconds East, along the West line of said Tract 25, 226.78 feet to a point which is 2.00 feet West of the West line of the Southeast quarter of the Southwest quarter of said Section 36;

Thence South 89 degrees 18 minutes 45 seconds East, along a boundary line of said Tract 25, 10.50 feet;

Thence North 00 degrees 38 minutes 20 seconds East, along the West line of said Tract 25, 83.77 feet to the Southwest corner of that certain tract of land conveyed to Rock Springs Land and Development Co., Inc., by Deed recorded in Docket 3105, page 51, Maricopa County records;

Thence South 89 degrees 36 minutes 35 seconds East, along the South line of said tract 442.10 feet to the beginning of a curve to the left having a radius of 20 feet and a central angle of 111 degrees 15 minutes 02 seconds;

Thence along said curve to the left a distance of 38.83 feet to a point on the Westerly right-of-way line of the Phoenix Rock Springs Highway;

Thence South 20 degrees 51 minutes 37 seconds East, along said highway right-of-way line, 107.30 feet;

Thence Northwesterly along a curve to the left and tangent to aforesaid highway right-of-way line, said curve having a radius of 20 feet and a central angle of 68 degrees 44 minutes 58 seconds, said curve also being a boundary line of that certain tract of land conveyed to Rock Springs Land and Development Co., Inc., by Deed recorded in Docket 3201, page 319, Maricopa County records, a distance of 24.00 feet; Thence North 89 degrees 36 minutes 35 seconds West, along the North line of last mentioned tract, 202.25 feet to the beginning of a curve to the left having a radius of 20.00 feet and a central angle of 90 degrees 20 minutes 45 seconds;

Thence Southwesterly, along said curve to the left, 31.54 feet;

Thence South 00 degrees 02 minutes 40 seconds West along the West line of the tract of land conveyed by Docket 3201, page 319 and along the West line of that certain tract of land conveyed to Hydraulic Brake Supply Co., Inc., by Deed recorded in Docket 5206, page 571, Maricopa County records, 586.88 feet to a point on the North line of McDowell Road;

Thence North 89 degrees 36 minutes 35 seconds West parallel with and 33 feet North of the South line of the Southwest quarter of the Southwest quarter of Section 36, and coincident with the North line of McDowell Road, 60.00 feet to the Southeast corner of the tract conveyed to Charles Clarke Jones, et ux, by Deed recorded in Docket 4117, page 309;

Thence North 00 degrees 02 minutes 40 seconds East, along the East line of aforesaid Jones tract, 307.00 feet to the Northeast corner thereof;

Thence North 89 degrees 36 minutes 35 seconds West, along the North line of aforesaid Jones tract, 210.00 feet to the Point of Beginning;

Except that part of the East 60 feet of the West 270.00 feet of Tract 25, State Plat No. 3, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 8 of Maps, page 31, which lies within the South 85 feet of the Southeast quarter of the Southwest quarter of Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, as deeded to the City of Phoenix in Docket 13897, page 69 and Docket 13897, page 70; and

Except that portion which lies Southerly of the following described line:

Commencing at the South quarter corner of Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

Thence North 89 degrees 37 minutes 25 seconds West along the South line of said Section 36, a distance of 1164.11 feet;

Thence North 00 degrees 22 minutes 35 seconds East 40.00 feet to the Point of Beginning;

Thence North 75 degrees 07 minutes 17 seconds East 57.01 feet;

Thence North 42 degrees 40 minutes 43 seconds East 20.28 feet;

Thence North 00 degrees 22 minutes 35 seconds East along said West line, a distance of 30.00 feet;

Thence South 89 degrees 37 minutes 25 seconds East 60.03 feet;

Thence South 00 degrees 22 minutes 35 seconds West along said East line, a distance of 35.00 feet;

Thence South 48 degrees 21 minutes 00 seconds East 22.74 feet;

Thence North 89 degrees 50 minutes 28 seconds East 100.00 feet to the Point of Ending as Deeded to the State of Arizona in Document No. 85-506413; and

Excepting therefrom the following described parcel:

Commencing for a tie at the Southwest corner of the Southeast quarter of the Southwest quarter of Section 36, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian;

Thence along the West line of Tract 25, State Plat No. 3, recorded in Book 8, page 31, Maricopa County records

Thence North 00 degrees 20 minutes 40 seconds East, 340.00 feet to the Point of Beginning;

Thence continuing along the West line of said Tract 25, North 00 degrees 02 minutes 40 seconds East, 276.28 feet;

Thence South 89 degrees 18 minutes 45 seconds East, 10.50 feet;

Thence North 00 degrees 38 minutes 20 seconds East, 23.77 feet;

Thence along the South property line of Coronado Road as shown on the unrecorded plat of Rock Springs Industrial District, South 89 degrees 36 minutes 35 seconds East, 179.37 feet;

Thence along a curve to the right having a central angle of 89 degrees 39 minutes 15 seconds and a radius of 20 feet, 31.30 feet to a point on the West property line of 24th Drive as shown on said unrecorded plat;

Thence along the West property line of said 24th Drive South 00 degrees 02 minutes 40 seconds West, 280.12 feet;

Thence North 89 degrees 36 minutes 35 seconds West, 210.00 feet to the Point of Beginning.

EXHIBIT B

SECURED PROMISSORY NOTE
($322,963.16)

EXHIBIT C

INDEMNIFICATION AND OFFSET AGREEMENT

EXHIBIT D

ASSUMPTION, CONSENT AND LOAN MODIFICATION AGREEMENT

EXHIBIT E

DEED OF TRUST

EXHIBIT F

SECURITY AGREEMENT
EXHIBIT G

GUARANTY
EXHIBIT H

PLEDGE AGREEMENT